Exhibit (a)(1)(v)

Forms of Letters from the Fund

to Investors in Connection with Acceptance of Offers of Tender

UBS M2 Fund, L.L.C.

This letter is being sent to you if you tendered your entire interest in the Fund.

Dear Investor:

UBS M2 Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal and the manner in which it is being distributed, in accordance with the tender offer.

Since you have tendered your entire investment, you have been paid 90% of the amount requested, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records.

The remaining 10% of the amount requested is a contingent portion of the repurchased interest and is valued based on the unaudited estimated net asset value of the Fund as of June 30, 2008, and is subject to year-end audit adjustments which may cause a change in the value of the contingent portion of the repurchased interest. The contingent portion, together with interest, will be paid (subject to audit adjustment) within approximately ten days after the conclusion of the 2008 year-end audit, or on such earlier date as the Fund’s Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of February 2009.

Should you have any questions, please feel free to contact the Fund’s Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS M2 Fund, L.L.C.

Enclosure

UBS M2 Fund, L.L.C.

This letter is being sent to you if you tendered a portion of your interests in the Fund.

Dear Investor:

UBS M2 Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal.

Since you have tendered a portion of your investment, you have been paid 100% of the amount requested in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records. You remain an investor with respect to the interest that you did not tender.

Should you have any questions, please feel free to contact the Fund’s Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS M2 Fund, L.L.C.

Enclosure

UBS M2 Fund, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund and the Offer was oversubscribed.

Dear Investor:

UBS M2 Fund, L.L.C. (the “Fund”) has received and accepted approximately [___]% of your tender request.

For the tender period ending Friday, June 20, 2008, approximately $[________] of Interests in the Fund were submitted for redemption and the offer was oversubscribed. Because of the oversubscription, the Fund will repurchase from you a pro rata portion of the Interests tendered, or approximately [___]% of your requested tender amount, in accordance with the terms of the Fund’s Offer to Purchase. Enclosed is a statement showing the breakdown of your capital withdrawal in accordance with the tender offer.

You have been paid in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records. Please note that because a portion of your capital remains with the Fund, you are still an investor in the Fund.

As stated in the Offer to Purchase, the Directors of the Fund have the discretion to determine whether the Fund will repurchase Interests from investors from time to time pursuant to written tender offers. If authorized by the Directors, the next tender offer period is expected to commence in November 2008. Investors who wish to have the Fund purchase any Interests not purchased in the tender offer just concluded must re-tender the Interests in a subsequent tender offer.

Should you have any questions, please feel free to contact the Fund’s Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS M2 Fund, L.L.C.

UBS M2 Fund, L.L.C.

This letter is being sent to you if you tendered interests in the Fund and do not have a brokerage account with UBS Financial Services Inc.

Dear Investor:

UBS M2 Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a check representing your payment, in accordance with the tender offer.

Should you have any questions, please feel free to contact the Fund’s Administrator, PFPC Inc., at (877) 431-1973.

Sincerely,

UBS M2 Fund, L.L.C.

Enclosure